Exhibit 10.4

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This first Amendment to the Exclusive License Agreement effective as of February 27, 2013 is effective as of April 17, 2013 and is by and between the University of Cincinnati, a state institution of higher education organized under Section 3361 of the Ohio Revised Code, having an address at 51 Goodman Dr., Suite 240, Cincinnati, OH 45221-0829, (“UC”) and Chelexa BioSciences, Inc., with an address at 239 South Street, Hopkinton, MA 01748 (the “Company”).

In consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, UC and the Company (individually referred to as a “Party” and collectively referred to as the “Parties”) hereto agree to the following terms and conditions:

Section 1.2 of the Exclusive License Agreement is replaced to read as follows:

1.2 “Invention” means any innovation, improvement, development, discovery and information relating thereto whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable as described in UC Disclosure Nos. [*] “[*]”.

Section 1.3 of the Exclusive License Agreement is replaced to read as follows:

1.3 “Patent Rights” means any patent applications based on the Invention, and any foreign counterparts thereof, as well as all continuations, continuations-in-part, divisions, and renewals thereof, all patents which may be granted thereon, and all reissues, reexaminations, extensions, patents of additions and patents of importation thereof, including specifically the following pending patent applications:

Jurisdiction	Serial #	Title
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

All other provisions of the Exclusive License Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their properly and duly authorized officers or representatives as of the Effective Date.

University of Cincinnati (“UC”)		Chelexa BioSciences, Inc. (the “Company”)

By:	/s/ Geoffrey Pinski	By:	/s/ Kenneth L Rice Jr.
Name:	Geoffrey Pinski	Name:	Kenneth L Rice Jr.
Title:	Director	Title:	Executive Chairman
Date:	4-29-2013	Date:	4-29-2013